EXHIBIT 1.A.(6)(b)

                                   BYLAWS OF

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

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                                     BYLAWS

                                       OF

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY


                                    ARTICLE I

                             Meetings of the Comnany
                             -----------------------

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                                                                                     ANNUAL MEETING;
SECTION 1.1 The Annual Meeting of the Company for the transaction of such            SPECIAL MEETINGS
business as the Board of Directors shall from time to time prescribe, shall be held on the fourth Monday of February of each year and at such time and place as the Board of Directors by resolution adopted at least sixty (60) days prior to such Annual Meeting shall specify. Special meetings may be called at any time at the direction of the Chief Executive Officer and shall be called at any time in accordance with the vote of the Directors, or at the written request of any six
(6) of them.

SECTION 1.2 At each Annual Meeting there shall be presented to the policyholders     STATEMENTS OF
of the Company a report of the operations of the Company for the preceding           OPERATIONS AND
calendar year and a statement of its financial condition.                            CONDITIONS

SECTION 1.3 Notice of the Annual Meeting or any special meeting shall be given       NOTICE OF
to policyholders of the Company by publication in the same manner as prescribed      MEETINGS
by the New York Insurance Law for notice of the election of Directors or by such other means as the Board may from time to time prescribe.

SECTION 1.4 At any meeting of the Company those policyholders present in person      QUORUM
shall constitute a quorum.

SECTION 1.5 The person designated pursuant to Section 2.10 hereof to preside at      CHAIRMAN AND
meetings of the Board of Directors shall act as Chairman of the meeting. The         SECRETARY OF
Secretary of the Board of Directors, unless he or she is absent or elects not to     MEETINGS
serve, shall act as the secretary of the meeting. Unless otherwise voted, the order of business at the meeting shall be as prescribed by the Chief Executive
Officer or by such other person as may be presiding.


                                   ARTICLE II

                               Board of Directors
                               ------------------


SECTION 2.1 The authorized number of Directors of the Company shall be such          NUMBER,
number, not less than thirteen (13) nor more than thirty (30), as may be             QUORUM AND
determined by a majority of the authorized number of Directors immediately prior     ADJOURNMENTS
to any such determination. No decrease in the authorized number of Directors shall shorten the term of any incumbent Director. At least two (2) of the principal Officers of the Company shall be Directors but the number of officers and salaried employees who are Directors shall at all time be less than a quorum of the Board of Directors. A majority of the authorized number of Directors, at least one (1)
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of whom shall be a person as described in Section 1202(b)(1) of the New York
Insurance Law (hereinafter referred to in these Bylaws as "Independent
Director(s)"), shall constitute a quorum for the transaction of business. Except as otherwise provided by law or these Bylaws, the vote of a majority of the
Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. A majority of the Directors present, whether or not a quorum shall be present, may adjourn any meeting. Notice of the time and place of an adjourned meeting of the Board shall be given if and as determined by a majority of the Directors present at the time of the adjournment.

SECTION 2.2 No fewer than four (4) regular meetings of the Board of Directors        REGULAR BOARD
shall be held each year at such place within the State of New York, on such          MEETINGS
dates and at such hours as the Board may from time to time determine. Additional regular meetings of the Board for the transaction of any business shall be held at such places and on such dates and at such hours as the Board may from time to time determine. Provided that no fewer than four (4) regular meetings of the
Board shall have been or will be held in the State of New York during any calendar year, one (1) of such additional regular meetings during such calendar year may be held elsewhere within the United States or Canada in a jurisdiction in which the Company is licensed to do business. Except as otherwise required by law or these Bylaws, notice of regular meetings need not be given.

SECTION 2.3 Special meetings of the Board shall be held whenever called              SPECIAL
by the Chief Executive Officer or by any three (3) Directors. Notice of each         BOARD
such special meeting shall be mailed to each Director at such Director's             MEETINGS
residence or usual place of business or other address filed with the Secretary       WAIVER OF
to the Board for such purpose, or shall be sent to such Director by any form of      NOTICE
telecommunication, or be delivered or given to such Director personally or by telephone, not later than the second day preceding the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Every such notice shall state the time and place but, except as otherwise required by law or these Bylaws, need not state the purpose of the meeting.

SECTION 2.4 The annual election of Directors shall be held on the third Tuesday      ELECTION OF
of February of each year. The Directors of the Company shall be elected by           DIRECTORS
policyholders as prescribed by law.

SECTION 2.5 No person may stand for election or re-election or be appointed as a     QUALIFICATION
Director if during the three (3) years following election he or she would attain     OF DIRECTORS
the age of seventy (70) years. All Directors shall serve through the third           AND TERM
Annual Meeting of the Company following their election, unless elected or appointed for a lesser term, and until their successors are elected and qualified, provided, however, that with the exception of the Chief Executive
Officer, the term of a Director who is an Officer of the Company shall expire on the date that such Director retires or resigns as an Officer of the Company. The foregoing notwithstanding, to the extent any Director fails to conduct himself or herself in accordance with such written standards as may be established from time to time by the Board of Directors, then such Director may be removed through affirmative vote of at least two-thirds of the remaining Directors.

SECTION 2.6 As soon as practicable following the Annual Meeting of the Company,      ORGANIZATION
theDirectors shall commence a regular meeting of the Board which shall be the        MEETING OF
Organization
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Meeting of the Board. At such meeting the Board shall elect Officers and take        DIRECTORS
such other actions as they deem appropriate, including a review of the annual report, appointment of auditor, and appointment of Directors to Board committees.

SECTION 2.7 Any one (1) or more members of the Board or any committee thereof        PARTICIPATION
may participate in any meeting of the Board or such committee by means of a          BY TELEPHONE
conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board or such committee for quorum and voting purposes.

SECTION 2.8 If in the opinion of the Chief Executive Officer circumstances exist     ACTION WITHOUT
which require the immediate taking of any action which is required or permitted      A BOARD
to be taken by the Board or any committee thereof, such action may be taken          MEETING
without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or such committee shall be filed with the minutes of the proceedings of the Board or committee.

SECTION 2.9 Any vacancy in the Board, including any vacancy resulting from an        BOARD
increase in the authorized number of Directors, may be filled, until the next        VACANCIES
annual election of Directors, at any regular or special meeting of the Board by the affirmative vote of a majority of the remaining Directors.

SECTION 2.10 At the Organization Meeting, the Board may elect a Chairman of the      CHAIRMAN OF THE
Board of Directors or a Chairman and Vice Chairman of the Board of Directors,        BOARD; VICE
who shall be Officers of the Company and each of whom shall discharge such           CHAIRMAN;
duties as may be assigned from time to time by the Directors. The Chairman shall     SECRETARY
preside at the meetings of the Board and, in his or her absence, the Vice
Chairman, if any, shall preside. In all other cases the President of the Company shall preside. In the absence of the persons above designated to preside at a meeting, the Board shall appoint a Chairman pro tem.

At the Organization Meeting, the Board of Directors shall elect a Secretary of the Board, who shall attend the meetings of the Board of Directors, shall keep the minutes of such meetings, shall send notices thereof, if any, and shall perform such other duties as may be attendant to such office. The Secretary of the Board need not be a member of the Board. In case the Secretary is absent or unable to discharge such duties, the Board shall appoint a Secretary pro tem.


                                   ARTICLE III

                                   Committees
                                   ----------


SECTION 3.1 The Board shall have the following standing committees, each             STANDING
consisting of not fewer than five (5) Directors, as shall be determined by the       COMMITTEES
Board:

          Executive Committee
          Investment Committee
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          Audit Committee
          Human Resources Committee
          Policyholder and External Affairs Committee
          Nominating Committee

All members of the Audit Committee, the Human Resources Committee and the Nominating Committee shall be Independent Directors. At least one-third of the members of any other committee shall be Independent Directors.

SECTION 3.2 At its Organization Meeting each year, the Board, by resolution          DESIGNATION
adopted by a majority of the then authorized number of Directors, shall              OF MEMBERS
designate from among the Directors the members of the standing committees and        AND CHAIRMEN
from among the members of each such committee a chairperson thereof, each of         OF STANDING
whom shall serve as such, at the pleasure of the Board, so long as they shall        COMMITTEES
continue in office as Directors, and through the next succeeding Annual Meeting of the Company. The Board may by similar resolution designate one (1) or more
Directors as alternate members of such committees, who may replace any absent member or members at any meeting of such committees, but only an Independent
Director may be designated as an alternate member of the Audit Committee, the
Human Resources Committee or the Nominating Committee. Vacancies in the
membership or chair of any standing committee may be filled in the same manner as the original designations at any regular or special meeting of the Board, and the Chief Executive Officer may designate from among the remaining members of any standing committee whose chair is vacant a chairperson who shall serve until a successor is designated by the Board.






SECTION 3.3 Meetings of each standing committee shall be held upon call of the       NOTICE OF
Chief Executive Officer, or upon call of the chairperson of such standing            TIMES OF
committee or of two members of such standing committee. Meetings of each             MEETINGS OF
standing committee may also be held at such other times as such committee may        STANDING
determine. Meetings of a standing committee shall be held at such places and         COMMITTEES
upon such notice as such committee may determine or as may be specified in the       AND PRESIDING
calls of such meetings. Any such chairperson, if present, or such member or          MEMBERS
members of each committee as may be designated by the Chief Executive Officer, shall preside at meetings thereof or, in the event of the absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding Member.

SECTION 3.4 At each meeting of any standing committee there shall be present to      QUORUM
constitute a quorum for the transaction of business at least a majority of the members of such committee, at least one (1) of whom is an Independent Director.
Any alternate member who is replacing an absent member shall be counted in determining whether a quorum is present. The vote of a majority of the members present at a meeting of any standing committee at the time of the vote, if a quorum is present at such time, shall be the act of such committee.


SECTION 3.5 Each of the standing committees shall keep minutes of its meetings,      STANDING
which shall be reported to the Board at its regular meetings and, if called for      COMMITTEE
by the Board, at any special meeting.                                                MINUTES




SECTION 3.6 The Executive Committee shall consist of five (5) or more Directors,     EXECUTIVE
as the Board of Directors may determine from time to time, a majority of whom        COMMITTEE
shall be
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Independent Directors. This Committee shall have general power to act for the
Board of Directors in the intervals between meetings of the Board on all matters of policy and direction relating to the conduct of the affairs of the Company, subject to such limitations as the Board may from time to time impose.

SECTION 3.7 The Investment Committee shall consist of five (5) or more               INVESTMENT
Directors, as the Board of Directors may determine from time to time, a majority     COMMITTEE
of whom shall be Independent Directors. This Committee shall review the investment policies and programs of the Company, including, but not limited to, the purchase and sale of bonds, stocks, other securities, real estate, mortgages and all other investments. The Investment Committee shall supervise the financial affairs of the Company. Except as otherwise ordered by the Board (i)
no investment or loan, other than a policy loan, and no sale, assignment, exchange, extension or transfer thereof, shall be made unless the same has been authorized or approved by the Investment Committee; and (ii) the Investment
Committee shall designate from time to time depositories of the Company's funds.

SECTION 3.8 The Audit Committee shall consist of five (5) or more Directors, as      AUDIT
the Board of Directors may determine from time to time, all of whom shall be         COMMITTEE
Independent Directors. The Audit Committee shall, prior to the last meeting of the Board of Directors in each calendar year, recommend to the Board of
Directors the selection of independent certified public accountants for the ensuing fiscal year. This Committee shall engage such independent certified public accountants selected by the Board of Directors to audit and examine the financial position of the Company and shall prescribe the scope of such audit and of any internal audit. It shall review the Company's financial condition, and the scope and results of the independent audit and any internal audit, and shall from time to time confer with such independent certified public accountants and with management and review recommendations of such independent accountants and management with respect to the business of the Company and the business of any majority-owned subsidiary of the Company. The Audit Committee shall report to the Board of Directors upon the annual report of such independent certified public accountants and at such other times as the Audit
Committee may deem necessary.



SECTION 3.9 The Human Resources Committee shall consist of five (5) or more          HUMAN
Directors, as the Board of Directors may determine from time to time, all of         RESOURCES
whom shall be Independent Directors. This Committee shall exercise general           COMMITTEE
supervision of compensation and personnel administration and all activities conducted by the Company in the interest of the health, welfare and safety of field and office personnel, shall evaluate the performance of Officers deemed by such Committee to be principal Officers, and shall make recommendations to the
Board of Directors as to the selection of and compensation payable to such principal Officers.

SECTION 3.10 The Policyholder and External Affairs Committee shall consist of        POLICYHOLDER AND
five (5) or more Directors as the Board of Directors may determine from time to      EXTERNAL AFFAIRS
time, a majority of whom shall be Independent Directors. This Committee shall be     COMMITTEE
responsible for matters relating to the interest of the policyholders and customers of the Company and shall exercise general supervision of the dividend and surplus policies and practices of the Company. Annually the Committee shall make a written report to the Board recommending for the ensuing year the apportionment of divisible surplus on participating policies issued by the
Company and interest rates payable on funds held by the Company under policies or other
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contracts entitled by their terms to such interest. This Committee shall review generally the activities of the various businesses conducted by the Company and shall also exercise general supervision of the Company's external activities including, but not limited to, government relations, charitable contributions, public benefit programs and compliance with policies on ethical business conduct and other corporate responsibility matters.

SECTION 3.11 The Nominating Committee shall consist of five (5) or more              NOMINATING
Directors, as the Board of Directors may determine from time to time, all of         COMMITTEE
whom shall be Independent Directors. This Committee shall have responsibility for nominating candidates for Director for election by policyholders and shall make recommendations to the Board with respect to the filling of vacancies on the Board.


                                   ARTICLE IV

                                    Officers
                                    --------


SECTION 4.1 The Board shall determine who shall act as Chief Executive Officer       PRINCIPAL
of the Company. In its discretion, the Board may also designate a Chief              OFFICERS
Operating Officer. The Board in its discretion may also from time to time designate one or more other Officers as Principal Officers.

SECTION 4.2 The Chief Executive Officer of the Company shall have the general        CHIEF
executive management of its affairs, and may decide upon and execute all matters     EXECUTIVE
not otherwise covered by action of the Board of Directors or Executive Committee     OFFICER
or more specifically provided for in the Bylaws. In the absence of action by the
Board of Directors, the Chief Executive Officer may from time to time prescribe and assign such duties, functions and authority among Officers or other employees and representatives as he or she shall determine are necessary or desirable for the proper conduct of the business of the Company.

SECTION 4.3 The Chief Operating Officer, if any, shall assist the Chief              CHIEF
Executive Officer in the execution of his or her duties and shall have such          OPERATING
other duties as the Board of Directors or the Chief Executive Officer may from       OFFICER
time to time determine.

SECTION 4.4 At each Organization Meeting, the Board shall elect a President, who     PRESIDENT
shall holdoffice until the next Organization Meeting and until the election of a     AND OTHER
successor or until his or her earlier death, removal or resignation. The             OFFICERS
President may also serve as the Chief Executive Officer or Chief Operating
Officer. If a vacancy occurs in the office of the President for any reason, such vacancy shall be filled by the Board at any regular or special meeting of the
Board.

In addition to the President, the Board shall elect or appoint such other Officers, including a Secretary, one (1) or more Assistant Secretaries and one
(1) or more Vice Presidents as it may determine for the conduct of the business of the Company. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary. Officers other than the Chief Executive Officer shall have such powers and perform such duties as may be assigned to them by these Bylaws or by or pursuant to authorization of the Board or the Chief Executive Officer.
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The Board of Directors may, in its discretion, delegate to the Chief Executive
Officer authority to appoint and discharge any Officers other than principal Officers. Notwithstanding any such delegation to the Chief Executive Officer, all Officers shall hold office at the pleasure of the Board of Directors, which retains authority to terminate any Officer at any time. A vacancy in any office may be filled by the Board at any meeting.
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                                    ARTICLE V

                               Execution of Papers
                               -------------------


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SECTION 5.1 Any employee designated for the purpose by the Chief Executive           INSTRUMENTS
Officer or the Board, and any Officers designated by the Board shall have power to execute all instruments in writing necessary or desirable for the Company to execute in the transaction and management of its business and affairs and to affix the corporate seal.

SECTION 5.2 All funds of the Company deposited in its name shall be subject to       DISPOSITION
disposition by check or other means, in such manner as the Board may from time       OF FUNDS
to time determine.

SECTION 5.3 The Chief Executive Officer may appoint one (1) or more                  CAPTION SIGNATURES
Registrars. All policies of insurance and annuity contracts shall be signed by       ON POLICIES AND
the Chairman of the Board of Directors (if any), the Vice Chairman of the Board      CERTAIN OTHER
of Directors (if any), the President, a Vice President, the Secretary, or an         CONTRACTS
Assistant Secretary. Such signatures may be in facsimile, provided such policies and contracts are countersigned by a Registrar or a Vice President. All policy endorsements and modifications (other than endorsement of the exercise of a right or option provided for in a policy) and all contracts incident, related or supplementary to policies of insurance and annuity contracts shall be signed by the Chairman of the Board of Directors (if any), the Vice Chairman of the Board
of Directors (if any), the President, a Vice President, the Secretary, or an
Assistant Secretary. Any such signature may be in facsimile provided there is a countersignature by a Registrar or a Vice President.


                                    ARTCLE VI

                                     General
                                     -------


SECTION 6.1 To the full extent permitted by the laws of the State of New York,       INDEMNIFICATION
the Company shall indemnify any person made or threatened to be made a party to      OF DIRECTORS
any action, proceeding or investigation, whether civil or criminal, by reason of     AND OFFICERS
the fact that such person, or such person's testator or intestate:

     (1)  is or was a Director or Officer of the Company; or

     (2) serves or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, and also is or was a Director or Officer of the Company
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against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with or as a result of such action or proceeding, or any appeal therein.

The Company shall also indemnify any person made or threatened to be made such party by reason of the fact that such person or such person's testator or intestate is or was an employee of the Company or serves another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Company and also is an employee of the Company to the same extent as if such person were an Officer or Director of the Company. The indemnification provided in this Article VI shall not be deemed to be exclusive of any other rights to which a Director or Officer of the Company seeking indemnification may be entitled whether contained in (i) a resolution of Directors, or (ii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any Director or Officer if a judgment or other final adjudication adverse to the Director or Officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company may indemnify persons other than Officers or Directors of the Company, to such greater extent as the Board of Directors may from time to time by resolution prescribe.


                                   ARTICLE VII

                               AMENDMENT OF BYLAWS
                               -------------------


SECTION 7.1 These Bylaws or any of them may be amended, altered or repealed by a vote of two-thirds of the Directors present at any regular or special meeting, provided that any such proposed amendment, alteration or repeal shall have been submitted in writing and filed with the Secretary of the Board at least sixty
(60) days before being presented at such a meeting. The notice of the meeting at which action may be taken upon such proposal to amend, change or repeal these Bylaws shall contain a statement in general terms that such action has been proposed. Notwithstanding the foregoing, Section 6.1 of these Bylaws may not be amended, altered or repealed by the Board so as to effect adversely any then existing rights of any Director, Officer or other persons designated therein.
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